EXHIBIT 99.1

Cardtronics Announces Third Quarter 2015 Results

HOUSTON, Oct. 29, 2015 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner/operator, today announced its financial and operational results for the quarter ended September 30, 2015.

Key financial statistics in the third quarter of 2015 as compared to the third quarter of 2014 include:

  Total revenues of $311.4 million, up 17% from $265.8 million (21% on a constant-currency basis).
  ATM operating revenues of $296.8 million, up 16% from $256.8 million (20% on a constant-currency basis).
  Gross margin of 36.1%, up from 33.7% in 2014.
  Adjusted Net Income per diluted share of $0.82, up 28% from $0.64.
  Adjusted EBITDA of $81.7 million, up 23% from $66.6 million.
  GAAP Net Income of $22.0 million, or $0.48 per diluted share, compared to GAAP Net Income of $8.1 million, or $0.18 per diluted share.
  Cash flows from operating activities of $60.5 million, up 31% from $46.2 million.

"I am pleased with yet another quarter of strong execution in our core business, with revenues up 21 percent on a currency-adjusted basis and adjusted EPS up an impressive 28 percent," commented Steve Rathgaber, Cardtronics' chief executive officer. "This was accomplished alongside the completion of two M&A transactions – the acquisition of Columbus Data Services and the disposal of a non-core portion of our U.K. cash-in-transit operation in early July. The business that we sold came to us by way of the Sunwin Services Group acquisition in late 2014. These transactions set the stage for further improvements in our results."

RECENT HIGHLIGHTS

  Reached agreements to brand nearly 600 ATMs across North American retailers, expanding relationships with our banking partners, including:
    New bank-branding relationship to install Capital One branded ATMs with deposit-taking capabilities throughout Target stores in Massachusetts.
    Expanded a relationship with TCF Bank to brand ATMs in over 200 Target stores in Michigan, Minnesota, and suburban Chicago.
  Entered agreements with 24 new financial institutions for participation in the Allpoint Network, adding another 490,000 cards that will seek surcharge-free ATM access to our network:
    Established a new relationship with 2 of the top 50 credit unions in the U.S., together representing more than 700,000 members.
    Allpoint is now being promoted by 25 of the top 100 credit unions in the U.S.
  Added K-mart to the Allpoint Network, representing over 600 retail locations.
  Entered into a managed services agreement with Alaska Federal Credit Union, a top 20 credit union in the U.S., building upon previous branding and Allpoint relationships.
  Reached agreements with several new retailers during the third quarter to place approximately 400 ATMs within the next twelve months.
  Secured ATM operating contract renewals and expanded relationships with several key retailers in North America, representing over 2,000 locations. These included a long-term renewal with Target, representing over 1,800 locations and renewals/extensions with several other retail and sports/entertainment venues.
  Completed the acquisition of Columbus Data Services ("CDS") on July 1, 2015 for aggregate purchase consideration of approximately $80.6 million. CDS provides processing services for ATM deployers and card issuers.
  Sold our non-core retail cash-in-transit operation in the U.K. for a net GAAP gain (excluded from Adjusted EBITDA and Adjusted Net Income per diluted share) during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable accounting principles generally accepted in the United States of America ("GAAP"), please refer to the supplemental schedules of selected financial information at the end of this press release.

THIRD QUARTER RESULTS

Consolidated revenues totaled $311.4 million for the three months ended September 30, 2015, representing a 17% increase from $265.8 million in the same period of 2014. ATM operating revenues were up 16% from the three months ended September 30, 2014. Adjusting for unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 20% for the three months ended September 30, 2015, driven by acquisitions and organic revenue growth.

Adjusted EBITDA for the three months ended September 30, 2015 totaled $81.7 million, representing a 23% increase over the $66.6 million of Adjusted EBITDA during the same period in 2014. Adjusted Net Income totaled $37.2 million ($0.82 per diluted share) for the three months ended September 30, 2015, compared to $28.9 million ($0.64 per diluted share) during the same period in 2014. The increases in Adjusted EBITDA and Adjusted Net Income were primarily driven by the Company's revenue growth and margin expansion. Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP Net Income for the three months ended September 30, 2015 totaled $22.0 million, compared to GAAP Net Income of $8.1 million during the same period in 2014. The increase in GAAP Net Income for the three months ended September 30, 2015 was the result of the revenue growth and margin expansion and also a net gain recognized on the sale of our non-core retail cash-in-transit operation in the U.K., offset by acquisition and divestiture-related costs incurred during the period.

NINE MONTHS RESULTS

Consolidated revenues totaled $897.0 million for the nine months ended September 30, 2015, representing a 16% increase from $770.9 million in consolidated revenues generated during the same period of 2014. ATM operating revenues were up 13% from the nine months ended September 30, 2014. Adjusting for unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 17% for the nine months ended September 30, 2015, driven by acquisition and organic growth. ATM product sales and other revenues increased $30.7 million from the nine months ended September 30, 2014, primarily from revenues associated with the Sunwin acquisition that was completed in November 2014.

Adjusted EBITDA for the nine months ended September 30, 2015 totaled $223.2 million, representing a 19% increase over the $188.3 million of Adjusted EBITDA during 2014. Adjusted Net Income totaled $98.6 million ($2.17 per diluted share) for the nine months ended September 30, 2015, compared to $79.1 million ($1.76 per diluted share) during the same period in 2014. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above, including the Company's revenue growth and margin improvement relative to the nine months ended September 30, 2014.

GAAP Net Income for the nine months ended September 30, 2015 totaled $52.2 million, compared to GAAP Net Income of $31.6 million during the same period in 2014. The increase in GAAP Net Income for the nine months ended September 30, 2015 was primarily due to the same factors impacting Adjusted EBIDTA and also the net gain recognized on the sale of our non-core retail cash-in-transit operation in the U.K., offset by acquisition and divestiture-related costs incurred during the period.

UPDATE OF FULL-YEAR 2015 GUIDANCE

The Company is updating the financial guidance it provided in July 2015 regarding its anticipated results for the full year 2015:

  Revenues of $1.185 billion to $1.20 billion;
  Gross Profit Margin of 34.4% to 34.7%;
  Adjusted EBITDA of $297.0 million to $302.0 million;
  Depreciation and accretion expense of $86.5 million to $88.5 million, net of noncontrolling interests;
  Cash interest expense of $19.4 million to $19.7 million, net of noncontrolling interests;
  Adjusted Net Income of $2.86 to $2.90 per diluted share, based on approximately 45.4 million weighted average diluted shares outstanding; and
  Capital expenditures of $130.0 million to $140.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.52 U.S., $17.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.75 U.S., and €1.00 Euros to $1.10 U.S.

LIQUIDITY

The Company had $221.2 million in available borrowing capacity under its $375.0 million revolving credit facility and $18.5 million in cash on hand at the end of the third quarter of 2015. The Company's outstanding indebtedness as of September 30, 2015 consisted of $250.0 million in senior notes due 2022, $287.5 million convertible senior notes due 2020 (of which $232.2 million is currently recorded as long-term debt on the balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), and $153.8 million in borrowings under its revolving credit facility due 2019.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and revenue on a constant-currency basis are non-GAAP financial measures provided as a complement to results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation, acquisition and divestiture-related expenses, certain other non-operating and nonrecurring items, gains or losses on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition and divestiture-related expenses, and uses an estimated long-term cash tax rate of 32.0% for the three and nine months ended September 30, 2015 and 2014, with certain adjustments for noncontrolling interests. Adjusted EBITDA % is calculated by taking Adjusted EBITDA over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt. Management calculates revenue on a constant-currency basis by using the average foreign exchange rates applicable in the corresponding period of the previous year and applying these rates to foreign-denominated revenue of the current period. The difference between revenue calculated based on these foreign exchange rates and revenue calculated in accordance with GAAP is referred to as the foreign exchange impact on revenue. Management uses revenue on a constant-currency basis to eliminate the effect foreign currency has on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, October 29, 2015, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2015. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Third Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Friday, November 13, 2015, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 55581945 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through November 30, 2015.

ABOUT CARDTRONICS (NASDAQ:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to over 190,000 retail ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe's top retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "project," "believe," "estimate," "expect," "future," "anticipate," "intend," "contemplate," "foresee," "would," "could," "plan," and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company's ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard, and Visa ("EMV") security standards;
  the Company's ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  the Company's ability to prevent thefts of cash
  the Company's ability to manage cybersecurity risks and prevent data breaches;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions including placing additional banks' brands on ATMs currently deployed;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees and maintain good relations with its employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2015 and 2014
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
ATM operating revenues	$ 296,836	$ 256,779	$ 842,295	$ 746,970
ATM product sales and other revenues	14,514	9,068	54,702	23,978
Total revenues	311,350	265,847	896,997	770,948
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below.)	185,142	167,306	537,183	490,445
Cost of ATM product sales and other revenues	13,892	8,872	50,193	23,436
Total cost of revenues	199,034	176,178	587,376	513,881
Gross profit	112,316	89,669	309,621	257,067
Operating expenses:
Selling, general, and administrative expenses	35,759	27,683	100,829	80,136
Acquisition and divestiture-related expenses	13,289	2,299	21,207	13,028
Depreciation and accretion expense	22,127	18,949	64,142	56,892
Amortization of intangible assets	10,048	7,965	29,040	24,647
(Gain) loss on disposal of assets	(12,139)	1,078	(12,425)	1,662
Total operating expenses	69,084	57,974	202,793	176,365
Income from operations	43,232	31,695	106,828	80,702
Other expense:
Interest expense, net	5,033	5,423	14,496	16,167
Amortization of deferred financing costs and note discount	2,859	4,895	8,455	10,342
Redemption costs for early extinguishment of debt	—	7,722	—	9,075
Other expense (income)	1,067	1,665	2,882	(3,565)
Total other expense	8,959	19,705	25,833	32,019
Income before income taxes	34,273	11,990	80,995	48,683
Income tax expense	12,629	4,397	29,837	18,185
Net income	21,644	7,593	51,158	30,498
Net loss attributable to noncontrolling interests	(365)	(471)	(1,081)	(1,120)
Net income attributable to controlling interests and available to common stockholders	$ 22,009	$ 8,064	$ 52,239	$ 31,618

Net income per common share – basic	$ 0.49	$ 0.18	$ 1.17	$ 0.71
Net income per common share – diluted	$ 0.48	$ 0.18	$ 1.15	$ 0.70

Weighted average shares outstanding – basic	44,833,117	44,370,460	44,769,661	44,304,092
Weighted average shares outstanding – diluted	45,391,667	44,903,657	45,323,784	44,830,780

Condensed Consolidated Balance Sheets
As of September 30, 2015 and December 31, 2014
(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 18,483	$ 31,875
Accounts and notes receivable, net	91,836	80,321
Inventory, net	10,512	5,971
Restricted cash	50,833	20,427
Current portion of deferred tax asset, net	20,535	24,303
Prepaid expenses, deferred costs, and other current assets	36,169	34,508
Total current assets	228,368	197,405
Property and equipment, net	375,770	335,795
Intangible assets, net	168,046	177,540
Goodwill	552,055	511,963
Deferred tax asset, net	12,607	10,487
Prepaid expenses, deferred costs, and other noncurrent assets	20,549	22,600
Total assets	$ 1,357,395	$ 1,255,790

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ —	$ 35
Current portion of other long-term liabilities	36,325	34,937
Accounts payable and other accrued and current liabilities	228,718	215,950
Total current liabilities	265,043	250,922
Long-term liabilities:
Long-term debt	635,970	612,662
Asset retirement obligations	54,980	52,039
Deferred tax liability, net	12,716	15,916
Other long-term liabilities	46,176	37,716
Total liabilities	1,014,885	969,255
Stockholders' equity	342,510	286,535
Total liabilities and stockholders' equity	$ 1,357,395	$ 1,255,790

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
North America	$ 216,604	$ 195,133	$ 623,516	$ 570,279
Europe	97,268	72,377	280,268	205,116
Eliminations	(2,522)	(1,663)	(6,787)	(4,447)
Total revenues	$ 311,350	$ 265,847	$ 896,997	$ 770,948

Breakout of ATM operating revenues:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
Surcharge revenues	$ 120,361	$ 117,216	$ 348,294	$ 341,391
Interchange revenues	111,246	87,436	312,962	253,369
Bank branding and surcharge-free network revenues	44,066	38,592	129,035	114,477
Managed services revenues	8,835	6,324	25,860	16,827
Other revenues	12,328	7,211	26,144	20,906
Total ATM operating revenues	$ 296,836	$ 256,779	$ 842,295	$ 746,970

Total cost of revenues by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
North America	$ 137,128	$ 128,084	$ 398,368	$ 372,371
Europe	64,428	49,757	195,795	145,957
Eliminations	(2,522)	(1,663)	(6,787)	(4,447)
Total cost of revenues	$ 199,034	$ 176,178	$ 587,376	$ 513,881

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
Merchant commissions	$ 89,346	$ 81,901	$ 256,361	$ 237,998
Vault cash rental	17,553	15,967	51,622	46,034
Other costs of cash	17,551	21,699	54,321	63,928
Repairs and maintenance	17,351	15,233	52,253	45,140
Communications	8,027	6,557	22,978	18,919
Transaction processing	3,827	3,514	11,635	10,704
Stock-based compensation	277	337	775	904
Other expenses	31,210	22,098	87,238	66,818
Total cost of ATM operating revenues	$ 185,142	$ 167,306	$ 537,183	$ 490,445

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
Employee costs	$ 18,432	$ 14,105	$ 53,000	$ 44,261
Stock-based compensation	4,876	4,231	13,488	10,581
Professional fees	4,564	2,076	11,206	5,134
Other	7,887	7,271	23,135	20,160
Total selling, general, and administrative expenses	$ 35,759	$ 27,683	$ 100,829	$ 80,136

Depreciation and accretion expense by segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
North America	$ 13,380	$ 12,102	$ 38,529	$ 35,776
Europe	8,747	6,847	25,613	21,116
Total depreciation and accretion expense	$ 22,127	$ 18,949	$ 64,142	$ 56,892

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	September 30, 2015	December 31, 2014
	(In thousands)
Revolving credit facility	$ 153,750	$ 137,292
5.125% Senior notes	250,000	250,000
1.00% Convertible senior notes (1)	232,220	225,370
Total long-term debt	$ 635,970	$ 612,662

(1) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2014		44,562,122
Shares repurchased		(134,627)
Shares issued – restricted stock grants and stock options exercised		57,102
Shares vested – restricted stock units		419,895
Shares forfeited – restricted stock awards		(3,500)
Total shares outstanding as of September 30, 2015		44,900,992

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
Cash provided by operating activities	$ 60,525	$ 46,189	$ 147,112	$ 103,060
Cash used in investing activities	(98,325)	(23,323)	(171,090)	(73,881)
Cash provided by financing activities	34,988	57,357	13,297	25,632
Effect of exchange rate changes on cash	(3,494)	(726)	(2,711)	(889)
Net (decrease) increase in cash and cash equivalents	(6,306)	79,497	(13,392)	53,922
Cash and cash equivalents as of beginning of period	24,789	61,364	31,875	86,939
Cash and cash equivalents as of end of period	$ 18,483	$ 140,861	$ 18,483	$ 140,861

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For Three and Nine Months Ended September 30, 2015 and 2014
(Unaudited)

The following table excludes the effect of acquisitions for the three and nine months ended September 30, 2015 for comparative purposes:

EXCLUDING ACQUISITIONS:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Average number of transacting ATMs:
United States: Company-owned	31,114	30,338	30,635	29,895
United Kingdom	13,639	12,194	13,231	11,920
Mexico	1,432	2,191	1,558	2,174
Canada	1,915	1,686	1,757	1,663
Germany and Poland	1,048	882	987	871
Subtotal	49,148	47,291	48,168	46,523
United States: Merchant-owned (1)	17,542	22,002	16,911	22,152
Average number of transacting ATMs – ATM operations	66,690	69,293	65,079	68,675

Managed Services and Processing
United States: Managed services – Turnkey	2,181	2,155	2,165	2,121
United States: Managed services – Processing Plus and Processing operations, net	15,700	12,298	14,666	11,794
United Kingdom: Managed services	20	21	20	21
Canada: Managed services	1,120	668	1,011	426
Average number of transacting ATMs – Managed services and processing	19,021	15,142	17,862	14,362

Total average number of transacting ATMs	85,711	84,435	82,941	83,037

Total transactions (in thousands):
ATM operations	265,950	264,494	771,682	766,860
Managed services and processing, net	23,764	19,958	66,810	56,071
Total transactions	289,714	284,452	838,492	822,931

Cash withdrawal transactions (in thousands):
ATM operations	159,020	156,562	466,780	453,627

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	795	753	797	734

ATM operating revenues	$ 1,239	$ 1,197	$ 1,230	$ 1,174
Cost of ATM operating revenues (2)	779	781	787	771
ATM operating gross profit (2) (3)	$ 460	$ 416	$ 443	$ 403

ATM operating gross profit margin (2) (3)	37.1%	34.8%	36.0%	34.3%

(1) Certain ATMs previously reported in this category are now included in the United States: Managed services – Processing Plus and Processing operations, net category below.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's Consolidated Statements of Operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three and Nine Months Ended September 30, 2015 and 2014
(Unaudited)

INCLUDING ACQUISITIONS:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Average number of transacting ATMs:
United States: Company-owned	38,510	30,338	38,310	29,895
United Kingdom	15,582	12,194	14,762	11,920
Mexico	1,432	2,191	1,558	2,174
Canada	1,915	1,686	1,757	1,663
Germany and Poland	1,048	882	987	871
Subtotal	58,487	47,291	57,374	46,523
United States: Merchant-owned (1)	19,609	22,002	20,301	22,152
Average number of transacting ATMs – ATM operations	78,096	69,293	77,675	68,675

Managed Services and Processing
United States: Managed services – Turnkey	2,181	2,155	2,165	2,121
United States: Managed services – Processing Plus and Processing operations, net (2)	107,326	12,298	61,421	11,794
United Kingdom: Managed services	20	21	20	21
Canada: Managed services	1,120	668	1,011	426
Average number of transacting ATMs – Managed services and processing	110,647	15,142	64,617	14,362

Total average number of transacting ATMs	188,743	84,435	142,292	83,037

Total transactions (in thousands):
ATM operations	327,269	264,494	926,921	766,860
Managed services and processing, net(2)	170,896	19,958	239,701	56,071
Total transactions	498,165	284,452	1,166,622	822,931

Cash withdrawal transactions (in thousands):
ATM operations	197,365	156,562	564,072	453,627

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	842	753	807	734

ATM operating revenues	$ 1,199	$ 1,197	$ 1,153	$ 1,174
Cost of ATM operating revenues (3)	753	781	739	771
ATM operating gross profit (3) (4)	$ 446	$ 416	$ 414	$ 403

ATM operating gross profit margin (3) (4)	37.2%	34.8%	35.9%	34.3%

(1) Certain ATMs previously reported in this category are now included in the United States: Managed services – Processing Plus and Processing operations, net category below.
(2) The notable increase in the United States: Managed services – Processing Plus and Processing operations, net category is mostly attributable to the July 1, 2015 acquisition of CDS and the incremental number of transacting ATMs for which CDS provides processing services.
(3) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's Consolidated Statements of Operations.
(4) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of September 30, 2015 and 2014
(Unaudited)

	As of September 30,
	2015	2014
Ending number of transacting ATMs:
United States: Company-owned	38,661	30,617
United Kingdom	15,682	12,369
Mexico	1,433	2,169
Canada	1,910	1,677
Germany and Poland	1,069	888
Total Company-owned	58,755	47,720
United States: Merchant-owned	19,279	21,842
Ending number of transacting ATMs: ATM operations	78,034	69,562

United States: Managed services – Turnkey	2,192	2,153
United States: Managed services – Processing Plus and Processing operations, net	108,728	12,377
United Kingdom: Managed services	20	21
Canada: Managed services	1,223	903
Ending number of transacting ATMs: Managed services and processing, net	112,163	15,454

Total ending number of transacting ATMs	190,197	85,016

Reconciliation of Net Income Attributable to Controlling Interest to EBIDTA, Adjusted EBIDTA, and Adjusted Net Income
For the Three and Nine months Ended September 30, 2015 and 2014
(In thousands, excluding share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income attributable to controlling interests	$ 22,009	$ 8,064	$ 52,239	$ 31,618
Adjustments:
Interest expense, net	5,033	5,423	14,496	16,167
Amortization of deferred financing costs and note discount	2,859	4,895	8,455	10,342
Redemption costs for early extinguishment of debt	—	7,722	—	9,075
Income tax expense	12,629	4,397	29,837	18,185
Depreciation and accretion expense	22,127	18,949	64,142	56,892
Amortization of intangible assets	10,048	7,965	29,040	24,647
EBITDA	$ 74,705	$ 57,415	$ 198,209	$ 166,926

Add back:
(Gain) loss on disposal of assets	(12,139)	1,078	(12,425)	1,662
Other expense (income)	1,067	1,665	2,882	(3,565)
Noncontrolling interests (1)	(336)	(428)	(1,047)	(1,192)
Stock-based compensation expense (2)	5,147	4,561	14,360	11,464
Acquisition and divestiture-related expenses (3)	13,289	2,299	21,207	13,028
Adjusted EBITDA	$ 81,733	$ 66,590	$ 223,186	$ 188,323
Less:
Interest expense, net (2)	5,033	5,416	14,493	16,139
Depreciation and accretion expense (2)	22,014	18,622	63,767	55,869
Adjusted pre-tax income	$ 54,686	$ 42,552	$ 144,926	$ 116,315
Income tax expense (4)	17,500	13,609	46,376	37,216
Adjusted Net Income	$ 37,186	$ 28,943	$ 98,550	$ 79,099

Adjusted Net Income per share	$ 0.83	$ 0.65	$ 2.20	$ 1.79
Adjusted Net Income per diluted share	$ 0.82	$ 0.64	$ 2.17	$ 1.76

Weighted average shares outstanding - basic	44,833,117	44,370,460	44,769,661	44,304,092
Weighted average shares outstanding - diluted	45,391,667	44,903,657	45,323,784	44,830,780

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51.0% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49.0% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(3) Acquisition and divestiture-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination and facility exit costs, employee-related severance costs, and related to our recent divestitures, excess operating costs associated with facilities that are in the process of being shut down or transitioned as a result of recent divestitures.
(4) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32.0%.

Reconciliation of Free Cash Flow
For the Three and Nine months Ended September 30, 2015 and 2014
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
Cash provided by operating activities	$ 60,525	$ 46,189	$ 147,112	$ 103,060
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(47,459)	(23,325)	(103,877)	(65,078)
Free cash flow	$ 13,066	$ 22,864	$ 43,235	$ 37,982

Reconciliation of Estimated Net Income to EDBITA, Adjusted EBIDTA, and Adjusted Net Income
For the Year Ending December 31, 2015
(In millions, excluding share and per share amounts)
(Unaudited)

	Estimated Range Full Year 2015
Net Income	$ 68.4	$ 70.0
Adjustments:
Interest expense, net	19.4	19.7
Amortization of deferred financing cost and note discount	11.4	11.4
Income tax expense	38.5	39.6
Depreciation and accretion expense	87.0	89.0
Amortization of intangible assets	39.5	39.5
EBITDA	$ 264.2	$ 269.2

Add Back:
Gain on disposal of assets	(12.0)	(12.0)
Other	3.0	3.0
Noncontrolling interest (1)	(1.2)	(1.2)
Stock-based compensation expense	19.5	19.5
Acquisition and divestiture-related costs	23.5	23.5
Adjusted EBITDA	$ 297.0	$ 302.0
Less:
Interest expense, net (2)	19.4	19.7
Depreciation and accretion expense (2)	86.5	88.5
Income tax expense (3)	61.2	62.0
Adjusted Net Income	$ 129.9	$ 131.8

Adjusted Net Income per diluted share	$ 2.86	$ 2.90

Weighted average shares outstanding - diluted	45.4	45.4

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51.0% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49.0% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32.0%.

Contact Information:

Media Relations	Investor Relations
Nick Pappathopoulos	Phillip Chin
Director – Public Relations	EVP Corporate Development & Investor Relations
832-308-4396	832-308-4975
npappathopoulos@cardtronics.com	ir@cardtronics.com

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